Exhibit 99

NetBank, Inc. Monthly Operating Statistics and Financial Data

(Unaudited; $ in thousands, except account balances)

	September 30, 2004	October 31, 2004	November 30, 2004	December 31, 2004	January 31, 2005	February 28, 2005	March 31, 2005	April 30, 2005	May 31, 2005	June 30, 2005	July 31, 2005	August 31, 2005	September 30, 2005
NETBANK, INC. CONSOLIDATED

Retail customers	253,077	251,928	249,196	249,377	247,163	246,116	244,318	244,120	243,293	242,946	256,474	256,211	256,077
Business customers	19,790	20,958	20,933	21,050	21,271	21,287	26,580	26,411	27,036	25,903	26,093	26,308	26,498
Total customers	272,867	272,886	270,129	270,427	268,434	267,403	270,898	270,531	270,329	268,849	282,567	282,519	282,575

Services per customer (consolidated)	1.74	1.74	1.74	1.75	1.77	1.79	1.81	1.81	1.82	1.83	1.81	1.82	1.82
Services per customer (bank only)	2.23	2.24	2.24	2.26	2.28	2.31	2.32	2.32	2.33	2.32	2.35	2.35	2.36

Total average assets (consolidated)	$4,952,168	$4,627,262	$4,779,833	$4,734,276	$4,654,021	$4,504,199	$4,667,279	$4,733,193	$4,823,988	$5,070,401	$4,993,980	$5,154,762	$5,078,613

BANKING SEGMENT

Online bill pay penetration (accounts > 90 days)	54%	54%	53%	55%	55%	55%	55%	55%	55%	55%	56%	56%	56%
Direct deposit of payroll penetration (accounts > 90 days)	52%	53%	53%	53%	54%	55%	56%	57%	57%	56%	56%	56%	56%

Retail deposits	$2,367,279	$2,326,316	$2,299,561	$2,299,996	$2,207,693	$2,171,962	$2,232,362	$2,213,902	$2,249,718	$2,425,525	$2,548,422	$2,635,680	$2,612,775
Small business deposits	53,713	54,710	57,000	55,120	56,241	55,623	51,741	55,161	55,916	53,753	56,061	58,500	60,261
Other deposits	324,633	277,573	261,077	288,301	228,446	245,156	308,255	280,509	279,993	316,322	353,287	389,570	371,316
Total deposits	$2,745,625	$2,658,599	$2,617,638	$2,643,417	$2,492,380	$2,472,741	$2,592,358	$2,549,572	$2,585,627	$2,795,600	$2,957,770	$3,083,750	$3,044,352

Average retail checking account balance	$2,440	$2,490	$2,483	$2,681	$2,546	$2,649	$2,619	$2,717	$2,600	$2,503	$2,542	$2,424	$2,513
Average retail money market account balance	$15,075	$15,025	$14,810	$14,806	$14,595	$14,695	$14,645	$14,169	$14,037	$13,574	$13,419	$13,124	$12,919
Average retail CD balance	$17,310	$17,158	$17,002	$16,882	$16,655	$16,285	$15,995	$15,736	$15,603	$15,436	$15,387	$15,420	$15,387

Average small business checking account balance	$6,148	$6,747	$7,278	$6,871	$7,040	$6,708	$7,189	$6,655	$6,511	$6,310	$6,645	$6,890	$6,718
Average small business money market account balance	$54,454	$53,307	$54,394	$51,484	$51,440	$50,371	$42,060	$47,540	$47,368	$43,698	$44,714	$44,768	$45,250
Average small business CD balance	$38,643	$36,478	$37,170	$36,739	$31,828	$30,526	$30,932	$29,935	$29,923	$30,305	$29,044	$28,483	$26,859

Indirect Auto Lending –
Number of loans	1,064	1,175	1,296	1,291	1,280	1,005	1,714	1,812	1,823	2,090	1,840	2,025	1,252
Production	$22,533	$23,856	$27,074	$27,981	$27,198	$21,637	$38,543	$40,761	$41,391	$49,686	$43,992	$46,235	$28,278
Weighted Average Note Rate	6.28%	6.39%	6.19%	6.04%	6.34%	6.55%	6.30%	6.48%	6.63%	6.42%	6.42%	6.76%	7.21%

Business Equipment Financing —
Production	$16,707	$14,501	$13,123	$19,214	$12,923	$15,090	$17,884	$15,805	$14,642	$16,091	$13,990	$16,621	$14,849

Servicing Portfolio –
Held for sale MSRs	$275,756	$219,556	$173,414	$193,877	$144,403	$179,178	$201,652	$145,350	$127,977	$210,658	$158,494	$148,928	$249,597
Available for sale MSRs	13,071,921	12,979,099	12,883,131	12,699,935	12,647,191	12,534,408	14,819,452	14,644,655	14,468,800	14,221,167	14,013,617	13,754,939	13,600,374
UPB underlying MSRs	13,347,677	13,198,655	13,056,545	12,893,812	12,791,594	12,713,586	15,021,104	14,790,005	14,596,777	14,431,825	14,172,111	13,903,867	13,849,971
Work-in-process and whole loans	3,231,522	3,134,307	3,030,106	2,834,070	2,611,503	2,497,545	2,624,251	2,863,310	2,989,308	3,090,391	3,179,712	3,291,295	3,268,430
Sold but not transferred	636,924	712,502	741,808	977,563	1,208,194	885,077	1,052,638	1,189,575	932,756	960,773	1,259,483	1,282,962	1,352,262
Third party subservicing	1,268	1,268	1,280	1,257	1,343	1,406	788	662	545	949	471	409	259
Total loans serviced	$17,217,391	$17,046,732	$16,829,739	$16,706,702	$16,612,634	$16,097,614	$18,698,781	$18,843,552	$18,519,386	$18,483,938	$18,611,777	$18,478,533	$18,470,922

Statistics on Available for Sale Mortgage Servicing Rights —
Weighted average note rate	5.96%	5.96%	5.96%	5.96%	5.96%	5.95%	5.89%	5.90%	5.89%	5.90%	5.90%	5.89%	5.90%
Weighted average service fee	0.33%	0.33%	0.33%	0.33%	0.33%	0.33%	0.32%	0.32%	0.35%	0.32%	0.32%	0.32%	0.32%
Delinquency percentage (30+ days)	5.86%	6.88%	5.96%	5.99%	5.66%	5.34%	4.63%	5.68%	5.71%	5.66%	5.90%	5.27%	5.51%
Bankruptcy & foreclosure	1.00%	1.03%	1.15%	1.20%	1.27%	1.37%	1.48%	1.46%	1.46%	1.56%	1.47%	1.43%	1.47%

FINANCIAL INTERMEDIARY SEGMENT

Conforming mortgage production	$827,423	$786,468	$749,956	$812,990	$627,629	$645,390	$873,407	$714,072	$848,614	$1,027,584	$932,735	$1,012,968	$936,068
Non-conforming mortgage production	239,504	242,354	251,132	278,965	195,440	191,842	242,901	277,677	285,072	302,480	269,234	304,205	309,771
Total mortgage production	$1,066,927	$1,028,822	$1,001,088	$1,091,955	$823,069	$837,232	$1,116,308	$991,749	$1,133,686	$1,330,064	$1,201,969	$1,317,173	$1,245,839

Refinance loans as a % of production	30%	31%	36%	32%	36%	37%	34%	32%	32%	31%	32%	33%	34%

Conforming mortgage sales	$1,247,442	$628,823	$684,589	$1,042,389	$418,374	$691,228	$910,939	$495,551	$718,418	$1,071,095	$610,017	$936,711	$1,238,844
Non-conforming mortgage sales	280,073	226,116	262,474	262,565	269,882	198,554	233,085	227,717	253,494	318,554	265,938	301,243	278,359
Total mortgage sales	$1,527,515	$854,939	$947,063	$1,304,954	$688,256	$889,782	$1,144,024	$723,268	$971,912	$1,389,649	$875,955	$1,237,954	$1,517,203

Locked conforming mortgage pipeline	$1,088,434	$1,084,298	$906,463	$754,876	$822,452	$989,247	$917,450	$1,152,081	$1,229,181	$1,200,719	$1,009,914	$1,102,166	$1,053,315

TRANSACTION PROCESSING SEGMENT

ATM/Merchant Processing –
ATMs (third-party owned)	7,809	7,619	7,816	7,779	7,435	7,720	7,695	7,744	7,726	7,853	7,904	7,878	7,940
ATMs (proprietary)	540	548	566	548	501	505	529	481	515	415	471	496	505
Total ATMS Serviced	8,349	8,167	8,382	8,327	7,936	8,225	8,224	8,225	8,241	8,268	8,375	8,374	8,445

Merchant Service Terminals	1,511	1,687	1,717	1,792	1,986	2,012	2,085	2,122	2,166	2,207	2,224	2,225	2,261

Insurance Sales Processing –
Number of policies sold	122	153	148	170	198	135	104	83	82	109	71	119	100
Number of policies in force	1,446	1,573	1,685	1,768	1,845	1,882	1,901	1,956	1,977	2,024	2,059	2,118	2,171

Notes: The above data reflects current operating statistics and does not constitute all factors impacting the quarterly or annual financial results of the Company. The loans sales figures represent sales into the secondary market only and exclude intra-company sales to the bank.

All information is unaudited.

Monthly Commentary

Attached is the monthly statistical report. It reflects results for September 2005. All comparisons below are on a month-over-month basis, unless noted otherwise.

Highlights and Clarifications

•      Total deposits were down by $39.4 million or 1.3%. The decline was split between retail and mortgage escrow accounts. Small business deposits rose during the month, topping the $60 million mark for the first time.

•      Management increased pricing in its auto loan operation. This change resulted in lower production but a higher weighted average coupon. Production fell by $18.0 million or 38.8%, while the average note rate climbed by 45 basis points.

•      Total mortgage production eased. Conforming volume fell by $76.9 million or 7.6%, overshadowing a $5.6 million or 1.8% improvement in non-conforming originations. Total mortgage sales were up sharply as typical during the last month of a quarter. Conforming sales increased by $302 million or 32.3%, completely outpacing a $22.9 million or 7.6% decline in non-conforming sales.

•      The locked conforming mortgage pipeline remained above the billion dollar mark at $1.1 billion.

Commercial Money Center Litigation

There were rulings in the multi district litigation that may be of some interest. In mid August, the judge ruled on the motions for judgment on the pleadings. She granted judgment to the bank investors against Illinois Union, but not against the other sureties. In denying the motion against the other sureties, the judge pointed out that the sureties’ defense would likely fail if the bank investors are able to show that they were intended as an obligee on the surety bonds in the original transaction, which they were able to do with Illinois Union.

NetBank believes that information gathered during the discovery process last year clearly shows that NetBank was indeed intended as the obligee. We therefore continue to believe we will ultimately prevail against each of our sureties.

It is important to note that NetBank was not technically a party to these rulings. We previously withdrew our motion for judgment on the pleadings. We did so after fact discovery ended last year. However, as part of her ruling, the judge provided us with an opportunity to renew our interest in the motion as it relates to Illinois Union so she could potentially apply her decision to us. The judge also gave Illinois Union the opportunity to object to our renewed motion. The related filings from both sides were completed early this month, and we are now waiting on a ruling.

The judge is in the process of setting up a new pre-trial schedule for the case against the remaining sureties.

As of June 30, 2005, the carrying value of the CMC lease receivables was down to $27.0 million on NetBank’s balance sheet. We currently estimate the amount due from each surety under the original terms of the lease receivable as follows:

Illinois Union	$26.6 million
Safeco	$29.8 million
Royal Indemnity	$34.4 million

These amounts do not include interest due from late payments; attorney’s fees; or damages that we believe we are entitled to.

Earnings Outlook

Management is in the process of closing the company’s books for the third quarter. We are aware of two issues today that will cause results to come in below the current range of analyst expectations, which vary from a low of $.03 to a high of $.07 on a per share basis.

At the bottom line, earnings were impacted by a higher level of loan repurchases within the conforming channel. This heightened activity resulted in greater provision expense and will likely force earnings just below the analyst range.

Management has also become aware of a potential problem related to a few specific conforming loans that is likely to require the company to set aside an additional reserve. We are reviewing the matter to determine an appropriate allowance. At this stage, the range of possible loss is between $0 million and $10 million, which is the full amount outstanding on these loans. If feasible, we will file an update on this issue in advance of earnings.

Other than the issues described above, the quarter generally developed as anticipated. Both the conforming and non-conforming mortgage channels saw pronounced pricing pressures. But, these pressures were largely mitigated by favorable servicing net hedge results.

The company is scheduled to report its third quarter results on Wednesday, November 9. Management will hold a conference call at 10 a.m. that morning to discuss them in detail:

Call Title:	NetBank, Inc. Earnings Announcement
Date and Time:	November 9, 10 a.m.
Call Leader:	Douglas K. Freeman
Pass Code:	NetBank
Domestic:	888-791-5525
International:	+1-210-234-0004
One-Week Replay:	800-310-4931

As always, we appreciate your interest in our company. Please let me know if you have questions or need anything more.

Matthew Shepherd
Director, Corporate Communications, NetBank, Inc.
Phone: 678-942-2683; Fax: 770-343-9344
mshepherd@netbank.com

Forward-Looking Statements

Statements in this monthly operating report that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this monthly operating report, the words “believe,” “anticipate,” “estimate,” “expect,” “may,” “will,” “should,” “plan,” “intend,” “project” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. The Company’s consolidated results of operations and such forward-looking statements could be affected by many factors, including but not limited to:  1) the evolving nature of the market for Internet banking and financial services generally; 2) the public’s perception of the Internet as a secure, reliable channel for transactions; 3) the success of new products and lines of business considered critical to the Company’s long-term strategy, such as small business banking and transaction processing services; 4) potential difficulties in integrating the Company’s operations across its multiple lines of business; 5) the cyclical nature of the mortgage banking industry generally; 6) a possible decline in asset quality; 7) changes in general economic or operating conditions which could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults;  8) the possible adverse effects of unexpected changes in the interest rate environment; 9) adverse legal rulings, particularly in the Company’s litigation over leases originated by Commercial Money Center, Inc.; and/or 10) increased competition and regulatory changes. Further information relating to these and other factors that may impact the Company’s results of operations and such forward-looking statements are disclosed in the Company’s filings with the SEC, including under the caption “Item 1. Business—Risks Relating to NetBank’s Business” in its Annual Report on Form 10-K for the year ended December 31, 2004. Except as required by the federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.